UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): September 15, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information provided under Item 8.01 regarding the unregistered sale of equity securities is incorporated herein by reference.


Item 8.01. OTHER EVENTS

On September 15, 2015, the Company entered into a non-exclusive advisory agreement with Merriman Capital, Inc. ("Merriman") pursuant to which Merriman agreed to act as a capital markets advisor and placement agent to the Company. The term of the agreement is twelve (12) months.

As consideration for such services, Merriman was paid a one-time retainer fee of 150,000 shares of the Company's common stock. In addition to the retainer fee, Merriman will receive performance-based compensation for services related to
(1) completion of financing and (2) if the Company qualifies for and completes an up-listing to any of the national markets designated as the NYSE, NYSE/AMEX, or NASDAQ.

The transaction was completed in the normal course of business.

On September 24, 2015, the Company issued a press release announcing the engagement of Merriman, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit 99.1 - Press Release dated September 24, 2015.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  September 24, 2015.               EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer


EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Press Release dated September 24, 2015 captioned "Empire
                  Global Corp. Engages Merriman Capital as Capital Markets
                  Advisor"